UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2021 (March 16, 2021)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 16, 2021, Global Medical REIT Inc., a Maryland corporation (the “Company”), and Global Medical REIT L.P. entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BMO Capital Markets Corp., Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale (the “Offering”) of an aggregate of 7,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $13.30 per share. The Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at $12.7015 per Share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an aggregate of 1,125,000 additional shares of Common Stock from the Company, which the Underwriters exercised in full on March 16, 2021. The material terms of the Offering are described in the prospectus dated March 16, 2021 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 17, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-239043), filed by the Company with the Commission on June 9, 2020.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on March 18, 2021 and the Company expects to receive total net proceeds from the Offering of $109.6 million, not including any expenses of the Offering. As described in the Prospectus, the Company intends to contribute the net proceeds of the Offering to its Operating Partnership in exchange for Operating Partnership units in the Operating Partnership. The Company’s Operating Partnership intends to use the net proceeds from the Offering to repay a portion of the outstanding indebtedness under its credit facility (the “Credit Facility”), to fund acquisitions and for other general corporate purposes. The Credit Facility consists of a $350 million term loan component (the “Term Loan”) and a $250 million revolver component (the “Revolver”). Amounts repaid under the Revolver may be re-borrowed from time to time, subject to the terms of the Credit Facility, and the Company intends to do so in the future to fund its capital program. The term of the Revolver expires in August 2022, subject to a one-year extension option, and the term of the Term Loan expires in August 2023. As of December 31, 2020, the Company had $525.2 million in borrowings outstanding under the Credit Facility, which currently bears interest at a floating rate that is based on LIBOR, plus a specified margin based on the Company’s leverage. Borrowings under the Credit Facility were primarily incurred to fund acquisitions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

In connection with the Offering, Venable LLP has provided the Company with an opinion regarding the legality of the Shares. A copy of the opinion is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 16, 2021, by and among Global Medical REIT Inc., Global Medical REIT L.P., J.P. Morgan Securities LLC, BMO Capital Markets Corp., Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters named therein

5.1	Opinion of Venable LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: March 17, 2021